UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2019

Akcea Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38137	47-2608175
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Boston Wharf Road 9th Floor Boston, MA		02210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 207-0202

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	AKCA	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2019, Akcea Therapeutics, Inc. (the “Company”) announced the appointment of Alex Howarth as Chief Operating Officer of the Company.

Mr. Howarth, age 51, joined the Company on December 2, 2019 as Chief Operating Officer. Prior to joining the Company, from January 2019 to November 2019, Mr. Howarth served as President of Lycera Corp. and was Chief Financial Officer of Lycera Corp. from September 2015 to December 2018. Prior to this, from April 2007 to September 2015, Mr. Howarth fulfilled various executive roles including Chief Business Officer and Chief Financial Officer of moksha8. Prior to joining moksha8, from January 2005 to March 2007, Mr. Howarth was Chief Business Officer at Vitae Pharmaceuticals, where he led the company’s business development, legal and commercial operations. Previously, Mr. Howarth held senior positions at GSK plc, including as Senior Director, Worldwide Business Development, executing licensing transactions across all phases of development in diverse therapeutic areas, and then as Head, Venture Partnerships, focused on partnering GSK’s clinical assets. Before this, he worked at KPMG in London, UK where he qualified as a chartered accountant. Mr. Howarth received his BSc degree in biochemistry from the University of Bath, UK, and conducted molecular biology and neuroscience research at Celltech and Merck Sharp & Dohme.

In connection with Mr. Howarth’s appointment to the Company’s Chief Operating Officer, the Company entered into a written offer letter dated November 8, 2019 (the “Offer Letter”) with Mr. Howarth. Pursuant to the Offer Letter, Mr. Howarth is entitled to receive:

•

An annual base salary of $450,000, and is eligible to receive an annual performance bonus, with a target bonus amount equal to 50% of his base salary under the Company’s Management by Objectives program;

•	A stock option exercisable for up to 300,000 shares of the Company’s common stock, vesting over a four-year period, under the Company’s 2015 Equity Incentive Plan;

•	A restricted stock unit award for 50,000 shares of the Company’s common stock, vesting over a four-year period, under the Company’s 2015 Equity Incentive Plan;

•	A one-time signing bonus of $50,000, subject to repayment by Mr. Howarth in full to the extent he voluntarily leaves the Company within twelve months of the commencement of his employment;

•	A housing allowance of $6,000 per month through the end of 2021; and

•	Eligibility to participate in the Company’s employee benefit plans, subject to the terms of those plans.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the copy of such document filed as Exhibit 10.1 to this Current Report on Form 8-K.

On December 2, 2019, the Company and Mr. Howarth also entered into a severance benefit agreement (the “Severance Benefit Agreement”). Under the terms of the Severance Benefit Agreement, Mr. Howarth will be eligible to receive medical benefit continuation, and a lump sum severance payment equal to (i) 12 months of his then-current base salary if his employment is terminated without cause or by him for good reason, or (ii) if, as a result of a change in control (as defined in the Severance Benefit Agreement) of the Company, his employment is terminated without cause or by him for good reason, 18 months of his then-current base salary plus an amount equal to his target annual cash performance bonus for the year of termination multiplied by a fraction set forth in the Severance Benefit Agreement. In addition, if, in connection with a change in control, an equity award granted to Mr. Howarth is assumed or continued by the acquirer entity but his employment is terminated without cause or by him for good reason, or an equity award granted to Mr. Howarth is not assumed or continued by the acquirer entity (or substituted for a similar award of the acquirer entity), then any unvested portion of the equity award will become vested effective immediately prior to the consummation of such change in control.

The Severance Benefit Agreement will remain in effect as long as Mr. Howarth continues to be employed by the Company. As a condition to receiving payments under the Severance Benefit Agreement, Mr. Howarth is required to return all of the Company’s property and sign an agreement releasing the Company from liability. The foregoing description of the Severance Benefit Agreement does not purport to be complete and is qualified in its entirety by the full text of such document, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Mr. Howarth will also be entitled to enter into the Company’s standard form of indemnification agreement.

There are no family relationships between Mr. Howarth and any director or executive officer of the Company, and Mr. Howarth is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing descriptions of the 2015 Equity Incentive Plan and form of indemnification agreement do not purport to be complete and are qualified in their entirety by the full text of the 2015 Equity Incentive Plan and form of indemnification agreement, copies of which are filed as Exhibits 10.2 and 10.3, respectively, to the Company’s Current Report on Form 8-K filed September 5, 2017, both of which are incorporated by into this Item 5.02 by reference herein.

A copy of the Company’s press release regarding Mr. Howarth’s appointment to Chief Operating Officer of the Company is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Alex Howarth Offer Letter

10.2	Alex Howarth Severance Benefit Agreement

99.1	Press Release dated December 4, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AKCEA THERAPEUTICS, INC.

Date: December 4, 2019	By:	/s/ Damien McDevitt
Damien McDevitt
Interim Chief Executive Officer